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                                                                     Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                     SERIES A SUBORDINATED CONVERTIBLE NOTE
                     --------------------------------------

$______________                                             _____________, 200__


         SpaceDev, Inc., a Colorado corporation (the "COMPANY"), for value received, hereby promises to pay to _________________ ("HOLDER"), the principal sum of ________________ Dollars ($______________) with interest as provided below.

         1. PAYMENT.

                  1.1 PAYMENT. Subject to the provisions of Section 2 hereof relating to the conversion of this Note, principal and accrued interest hereof shall be payable on the six-month anniversary hereof (the "MATURITY DATE"), or upon the Company's receipt of new capital in an amount of Three Hundred Fifty Thousand Dollars ($350,000) or more, whichever occurs first.

                  Payments hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount of the loan from the date of this Note until such principal is paid or converted as provided in Section 2 hereof at a rate of 2.03% per annum (computed on the basis of a 365-day year).

                  1.2 PREPAYMENT. The Company shall have the right at any time and without penalty to prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder.

                  1.3 ACCELERATION. Subject to the provisions of Section 3 hereof, the principal outstanding hereunder and all accrued and unpaid interest shall be immediately due and payable in full without notice, demand, presentment, protest or other formalities of any kind in the event that (a) a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization of the Company is entered, and such decree or order is unstayed and in effect for a period of sixty days, or (b) a voluntary case under relevant bankruptcy law is commenced, or the Company consents to the commencement of a bankruptcy or insolvency proceeding against it or to the appointment of a receiver, liquidator, assignee, trustee or similar official (an "Insolvency Event").

         2. CONVERSION.

                  2.1 CONVERSION. The Company may, at its option, convert this
Note into shares of Common Stock ("Stock") on the Maturity Date. The Company shall designate and authorize issuance of the Stock (as described in the Note Purchase Agreement) to the Holder of this Note, and all other holders of notes issued on the same terms and conditions as this Note. The Company shall give written notice of its election to convert this Note to Holder at least fifteen
(15) days prior to the Maturity Date.

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                  2.2 CONVERSION PRICE. The number of shares of Stock to be
issued upon such conversion shall equal the aggregate amount of principal under the Note then outstanding divided by a per share price equal in amount to twenty-day average asking price of the Company's common stock immediately preceding the date hereof less 10%, or $_____ per share.

                  2.3 DELIVERY OF NOTE AND SHARE CERTIFICATES. Upon conversion of this Note pursuant hereto, the Holder, by acceptance of this Note, agrees to deliver the executed original of this Note to the Company within twenty (20) business days of such conversion, and to execute a standard form of Purchase Agreement and other agreements as are necessary to document the issuance of the shares of Stock. On, or as soon as reasonably practicable after, such conversion and execution, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Stock to which the Holder is entitled and a check or cash with respect to any fractional interest in a share of Stock. The Company covenants that all shares of Stock issued upon conversion will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges caused or created by the Company with respect to the issue thereof.

         3. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

                  3.1 SENIOR INDEBTEDNESS. As used in this Note, the term "Senior Indebtedness" shall mean the principal or unpaid interest on, (i) all indebtedness of the Company or with respect to which the Company is a guarantor, outstanding on the date hereof or entered into hereafter to banks, insurance companies, equipment lessors or other lending institutions regularly engaged in the business of lending money, which is for the money borrowed by the Company or a subsidiary of the Company, whether or not secured, and (ii) any deferrals, renewals, or extensions of any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

                  3.2 DEFAULT ON SENIOR INDEBTEDNESS. If there should occur any Insolvency Event, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount will be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding will first be paid in full, and (ii) no claim or proof of claim will be filed with the Company by or on behalf of the Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default which has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the Holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior indebtedness shall have been paid in full, no payment will be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

                  3.3 EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 3 to receive cash, securities and other properties otherwise payable or deliverable to the Holder, nothing contained in this Section 3 shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law.

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         4. AMENDMENT PROVISIONS. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and at least 51% of the holders of the Notes, and then only to the extent set forth therein.

         5. SEVERABILITY. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

         6. BINDING EFFECT. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder thereof and their respective successors and assigns.

         7. NOTICES. Any notice required by any provision of this Note to be given to the holders of Notes shall be in writing and may be delivered by personal service, e-mail or facsimile or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to the Holder of record at its address appearing on the books of the Company.

         8. NO RIGHTS AS SHAREHOLDER. This Note, as such, shall not entitle the Holder to any rights as a shareholder of the Company, except as otherwise specified herein.

         9. HEADINGS AND GOVERNING LAW. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of California, without regard to principles of conflicts of law.

         10. CONSIDERATION. In consideration for this Note, payment shall have been made by Holder to the account of SpaceDev, Inc., by check or wire remittance to a bank and account number to be designated the Company, prior to the date first set forth above.

         IN WITNESS WHEREOF, SpaceDev, Inc. has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.


                                               SPACEDEV, INC.


                                               By:_______________________
                                                  James W. Benson, CEO


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